Exhibit 10.5

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

END-USER SOFTWARE LICENSE AGREEMENT

The End-User Software License Agreement (the “Agreement”) is made and effective on the 9th, of November 2011,

BETWEEN:	Duo Software (Pvt) Ltd. (the “Licensor”), incorporated on 22nd October 2004, under the Companies Act No. 17 of 1982 and subsequently reregistered under the Companies Act No. 7 of 2007 (PV 10048) and existing under the laws of the Republic of Sri Lanka, with its head office located at:

No. 403,
Galle Road,
Colombo 3,
Sri Lanka.

AND:	Bank of Ceylon. (the “Licensee”), a , Banking Corporation, duly established under the Bank of Ceylon Ordinance (Cap. 397), with its head office located at:

No. 04,
Bank of Ceylon Mawatha,
Colombo 01,
Sri Lanka.

RECITALS

WHEREAS, Licensor has developed certain computer programs and related documentation more particularly described in Schedule A attached hereto (the “Products”) and desires to grant Licensee a license to use the Software.

WHEREAS, Licensee wishes to use the Software under the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Licensee and Licensor hereby agree as follows:

1. DEFINITIONS

The following definitions shall apply to this Agreement:

“Software” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement.

“Server” means a computer with programs that provides services to other computer programs (and their users) in the same or other computers.

“Site” means the location specified by the licensee for the implementation of the software.

“Client Computer” means a user’s computer (PC, MAC, Workstation) the client term implies the computer is connected to network where by the computer may request data from time to time from the Server.

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“Source Code” is the collection of files needed to convert from human-readable form to some kind of computer-executable form.

“Install” means placing the Software on a computer’s hard disk, CD-ROM or other secondary storage device.

“Derivative Works” means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such a preexisting work may be recast, transformed or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute copyright infringement.

“Use” means (i) executing or loading the Software into computer RAM or other primary memory, and (ii) copying the Software for archival or emergency restart purposes.

“LAN” is a short form for Local Area Network.

“Local Area Network” means a network linking number of computers and servers covering a small geographic area like an office, within a building.

“Product” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement.

“Subscriber” means the customers of Licensor, subscribing for each service provided by Licensor. For the purpose of clarity a subscriber is a single subscriber service account on the Software System. A customer may have one or more subscriber accounts

“WAN” is a short form for Wide Area Network.

“Wide Area Network” means a network of computers that covers a broad area (i.e., any network whose communications links cross metropolitan, regional, or national boundaries), usually connecting a multiple number of LAN’s across broad geographical boundaries.

“Documentation” means all operation’s and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with the Software.

“Test/Lab Environment” means the Licensee’s hardware set aside for testing or creating a simulation of the production environment that is used to process actual subscriber usage.

“Agreement” means this contract between Licensor and Licensee, which may be amended, modified from time to time.

“License” means a perpetual, non-exclusive license to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B.

“Software Modification Request or SMR” means request from Licensee to Licensor to make a modification to the Software that is outside the scope of this Agreement.

“Software Requirement Specification or SRS” means response from Licensor to Licensee’s SMR which will provide the details on the scope of work required to meet the SMR as well as proposed commercial terms.

“Functional Scope Document or FSD” means mapping and alignment of the Licensee’s business objectives and processes to the Software functionality.

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“Acceptance Test Criteria or ATC” means the mutually agreed upon test cases to be carried out as part of the User Acceptance Test to demonstrate the successful implementation of the agreed upon scope of deliverables.

“User Acceptance Test or UAT” means the execution of the agreed upon test cases defined in the ATC which if successfully completed will lead to the Licensee issuing the Acceptance Certificate to the Licensor.

“Acceptance Certificate” means the certificate to be issued by the Licensee to the Licensor upon the successful completion of the UAT which upon issuance indicates the successful completion of the Software implementation.

2. REPRESENTATIONS AND WARRANTIES

Licensor undertakes and warrants that as of the date of this Agreement:

2.1	It is a limited liability company duly incorporated, validly existing and empowered by its charter to carry on business of the nature described in this Agreement.

2.2	It has full corporate power and authority to enter into this Agreement and to take any action and execute any documents required by the terms hereof.

2.3	Execution of this Agreement has been duly authorized by all necessary corporate proceedings and has been duly and validly executed by both parties and is a legal, valid and binding obligation of the respective parties enforceable in accordance with the terms hereof.

2.4	The signatories of this Agreement have been duly empowered and authorized to execute this Agreement and to perform all obligations in accordance with the terms herein set out.

2.5	There is no known event that could change the status of any of these representations and warranties during the term of this agreement.

Licensor hereby represents and warrants to Licensee that:

2.6	Licensor is the owner of all rights, titles and interests, including copyrights, in all the Software, Documentation and any other licensed materials being granted to the Licensee.

2.7	Licensor has not granted any rights or licenses to the Software, Documentation and any other licensed materials that would conflict with Licensor’s obligations under this Agreement.

2.8	Licensor will not enter into any agreement with any third party which would affect Licensee’s rights under this Agreement, or bind Licensee to any third party, without Licensee’s prior written consent.

2.9	Licensee’s use of the Software, Documentation and any other licensed materials as authorized by this Agreement will not infringe any existing copyrights, trade secrets, patents or trademark rights of any third party. The Software, Documentation and other licensed materials are free from all liens, claims, encumbrances and other restrictions.

2.10	The Software and its use by the Licensee hereunder do not violate or infringe rights of any third party or laws or regulations of any governmental or judicial authority.

2.11	Licensee shall be entitled to use and enjoy the benefit of the Software, Documentation and any other licensed materials whilst this Agreement remains in force.

2.12	Licensee’s use and possession thereof hereunder shall not be adversely affected, interrupted or disturbed by Licensor or any entity asserting a claim under or through Licensor.

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3. THE SOFTWARE

The Software shall consist of modules or components and shall perform functions and comply with the proposals and specifications, identified in Schedule A and Schedule E of this Agreement. Each Software’s module or component, specification and proposal included or referred to in Schedule A and Schedule E are expressly incorporated by reference herein. The Software will be and has been tested on its reliability and functionality and there shall be no hidden defects or errors that shall prejudice or damage the Licensee’s business operations.

4. DOCUMENTATION

The Documentation shall consist of all operator’s and user manuals, training materials, listings, Software and module administration guides, Software and module operation guide focusing and highlighting system functionality, installation guide and other materials for use in conjunction with the Software. In addition, the Licensee’s Request of Proposals and the Licensor’s response to the Request of Proposals will also be included as part of the Documentation. Upon completion, the FSD, ATC, UAT and Acceptance Certificate will also be a part of the Documentation. Licensor shall deliver to Licensee two complete copies of the Documentation. Licensee shall have the right, as part of the License granted herein, to make 10 copies of the Documentation for its own use. If any additional copies of the Documentation for its own use are required the Licensee shall notify the Licensor, the numbers of additional copies of the Documentation that are needed.

5. SOURCE CODE

The Software shall not include its Source Code form and will not include all relevant explanations and documentation of the Source Code (collectively, “Commentary”). Licensor is not at any time required to deliver to Licensee, any copies of the complete or partial Source Code contained on Licensee machine-readable media and a complete listing of the Source Code and Commentary, unless the Licensor declares bankruptcy, becomes insolvent, or ceases to carry on with its software business or other similar events.

In case of the events above occurred to the Licensor, the Licensee will immediately be given a copy of the Source Code and Commentary of the Software, and the Licensee will be given an unlimited right to use and modify the Source Code and Commentary for only the Licensee’s operations.

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6. OPERATING ENVIRONMENT

The Software, and each module or component and function thereof, shall be capable of operating fully and correctly on the combination of the computer equipment (“Hardware”), the programming language and the operating system specifications in Schedule D of this Agreement.

7. SOFTWARE LICENSE TERMS

Licensor hereby grants to Licensee a perpetual, non-exclusive License to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B. This License is effective when executed by both parties and the License granted to the Software remains in force until termination of this Agreement.

In granting this non-exclusive License to the Licensee by the Licensor, the Licensee will be allowed to utilize the Software system on the following terms:

Licensor hereby grants to Licensee a non-exclusive License to install and use the Software on:

1.	Multiple Server Licenses - up to four of the Licensee’s Servers (two in Live Servers and two in Test/Lab Environments) provided the Software will only be in use on Licensee’s client computer(s) at any time. If the Software is permanently installed on the hard disk or other storage device of a Server, one person may use the Software under the server licensing conditions, any further users of the application is to be determined under the Multiple Standalone computer licensing terms detailed below.

2.	Multiple Standalone Computer Licenses - unlimited number of single-user computers in the Licensee’s possession.

3.	Site Licenses - on any computer located at 10 sites specified by the Licensee for the use with two CAS and one Head-end connected to the two CAS operating at one regional site, provided by the Licensee.

4.	LAN and/or WAN Licenses - on the Licensee’s LAN and/or WAN, provided the total number of users who have access to the Software at any time does not exceed the Multiple Standalone Computer authorized number.

The License terms are summarized in greater detail in Schedule B.

8. SOFTWARE LICENSE FEES

As consideration for the perpetual license to use the Software and Documentation granted to Licensee herein, Licensee shall pay to Licensor the total sum as specified in Schedule C.

The License for the Software specified in Schedule A will be in effect upon the receipt of the 1st Software Implementation Fee payment.

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9. LICENSEE’S RIGHTS AND OBLIGATIONS

Licensee has the right to:

1.	Make one copy of the Software and related documents and data generated thereby solely for backup or archival purposes.

2.	Transfer the Software to a single hard disk, provided Licensee keeps the original solely for backup or archival purposes.

3.	Licensee may, at any time, without prior notice to or consent of Licensor, transfer the Software to any location other than the site of initial installation for use on any other central processing unit (CPU) which is owned or controlled by Licensee. Licensee shall thereafter promptly give Licensor notice of such new location.

4.	Licensee shall have the option to extend the License granted for five (5) Servers, as detailed in Schedule B, to more Servers by tendering a written request to Licensor and such acceptance may be made by the Licensor subject to commercial agreement.

5.	Licensee shall request for a modification to the Software by sending a Software Modification Request (SMR) document to the Licensor listing the requested modifications along with process flows and test cases. On the receipt of the SMR the Licensor shall carefully evaluate the document and dispatch a Software Requirement Specification (SRS) to the Licensee along with the commercial terms for such a modification. The Parties hereby agree that the commercial terms and fees shall be comparable and at market rate.

6.	The Software will be delivered by Licensor to location of choice of Licensee.

Licensee has the following obligations:

7.	The Licensee must treat the Software and Documentation like any other copyrighted material - for example a book.

8.	Cannot copy the Software except to make archival or backup copies as provided above

9.	Cannot modify, enhance nor adapt the Software nor merge it into another program unless otherwise obtained by Licensor’s written consent.

10.	Cannot reverse engineer, disassemble, decompile or make any attempt to discover the Source Code of the Software.

11.	Cannot place the Software onto a server so that it is accessible via a public network such as the Internet.

12.	Cannot sublicense, rent, lease or lend any portion of the Software or Documentation unless to its affiliates companies.

10. SOFTWARE INSTALLATION

Promptly after delivery of the Software and Documentation to the Site, Licensor shall install and configure the Software in accordance with Schedule F. The Software installation and acceptance process will incorporate the following steps:

1.	Licensor notifying Licensee the name of the designated Project Manager along with the proposed Project Manager’s qualifications which according to Licensor view, shall be able to complete the project and Software as agreed in this Agreement.

2.	Licensee sending in writing its acceptance of the designated Project Manager.

3.	Licensee notifying the name and designation of persons who would be the single point contact to Licensor.

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4.	Licensor designated Project Manager will work with designated Licensee persons for all project implementation activities.

5.	Analysis of Licensee’s business objectives and processes.

6.	Map and configure Licensee’s business objectives and processes to the Software.

The Licensee shall be responsible to provide all of the required Hardware (Servers and Headsets) except for any special software where the Licensor is to provide the hardware as is specified in Schedule D.

Licensee may submit to Licensor any other observations, suggestions made during the implementation and or any change or enhancements that might be required or recommended.

Licensor will review the same and shall get back with their comments within 2 weeks from the date of acceptance. However these points will not be a part of the initial implementation and may be chargeable. These will be categorized as follows:

●	Enhancement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

●	Change in Requirement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

●	Customization: This category of issues is typically outside the product that can be taken up as and when needed during the implementation. For these points there should be an agreement by both parties on scope, time and commercials.

●	Configuration: This category of issues requires specific configuration in the Software to demonstrate the features.

●	Bugs: This category of issues are the bugs reported and are fixed as per the Service Level Agreement (SLA). If there is delay or business interruptions that are caused by the bugs in the Software, Licensee shall have the right to a reduction in the Annual Maintenance Fee that shall be paid by Licensee to Licensor which shall be elaborated in the Service Level Agreement.

11. TRAINING

The License Fee includes all costs for the training of Licensee’s employees on the use and operation of the Software on the Hardware, including instruction in any necessary conversion of Licensee’s data for such use. Pursuant to a mutually agreed upon schedule, Licensor shall provide experienced and qualified personnel to conduct up to 14 full eight-hour days of such training of groups of up to six employees or other personnel of Licensee at a location or locations designated by Licensee within the Territory.

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12. SOFTWARE MAINTENANCE

During the implementation period, first year of use, and the period covered by the maintenance terms, Licensor shall promptly notify Licensee of any defects or malfunctions in the Software or Documentation of which it learns from any source. Licensor shall promptly correct any defects or malfunctions in the Software or Documentation discovered during the validity of this in accordance with the the Service Level Agreement (SLA) specified under Clause 13 of this Agreement. Any defects or malfunctions will be rectified and the Licensor shall provide the Licensee with corrected copies of same, without additional charge. Licensor’s obligation hereunder shall not affect any other liability which it may have to Licensee.

Licensor shall provide to Licensee, without additional charge, copies-of the Software and Documentation revised to reflect any enhancements to the Software made by Licensor during the validity of this Agreement as long as the customer continues to pay for the Annual Maintenance Fee or as specified in a separate agreement. Such enhancements shall include all modifications to the Software which increase the speed, efficiency or ease of operation of the Software, or add additional capabilities to or otherwise improve the functions of the Software.

13. SERVICE LEVEL AGREEMENT

In connection with the Licensee’s Use and operation of the Software or any problems therewith, during the Term of this Agreement or any extended Term, if any, the Licensor shall provide to the Licensee, without additional charges, (i) 24x7 telephonic support and (ii) remote support. In case there is an issue in the application due to Licensor’s fault, and Licensor needs to send some engineers to support Licensee, Licensor will be responsible for all expenses. The Licensor shall use best efforts to resolve the issues reported by the Licensee (via email/fax, or service ticket, or by remote assistance or by onsite support) within such timeframe, as is set forth in the tabular chart below, as may be applicable depending on the criticality of the reported issue:

Level of Criticality	Resolution Timeframe

Critical - Severe Operational Impact, Total failure of the Software.	Within 24 hours of the issue being reported by the Licensee if resolution can be provided by remote support. Within 48 hours if the issue reported requires onsite engineer.

High - Intermittent Product Failure, Loss of Some Functionality, No Workaround Available Moderate Degradation in Performance or Functionality.	Within 48 hours of the issue being reported by the Licensee.

Medium - Minor Operational Impact, Workaround Available, Product Feature not working to Specifications.	Within 21 days of the issue being reported by the Licensee, provided that a workaround is given.

All costs (other than cost of travel, accommodation and perdium) associated with resolving the issue reported by the Licensee shall be borne by Licensor unless the issue was caused due to the fault of the Licensee.

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If the issue was caused by the Licensee or should there be a higher level of service required the Licensee and Licensor shall jointly define the higher level of service and commercial terms.

Provided the Licensee is up to date in making all Annual Maintenance Fee payments, the Licensor will be responsible to provide to Licensee in a timely fashion all patches or updates to the Software that it develops along with documentation explaining the purpose and installation procedures for any such patches or updates.

14. CHANGES IN THE SCOPE OF WORK

The Licensor’s basis for implementation of the Software is the scope defined in the BRS or FSD. After starting the assignment, if Licensor finds any deviations to the scope defined, change management processes would be triggered and the Licensor will be given an opportunity to submit a revised commercial proposal covering the charges for the work to be completed as per the enhanced scope of work. Licensor will proceed with the rest of the work only after confirming the revised commercial proposal with Licensee.

15. UPDATES AND REVISIONS

During the valid period of this Agreement, the Licensor will advise the Licensee of any updates or revisions that Licensor is incorporating into the Software. On Licensee’s request a single copy of the Software incorporating this type of change will be sent to Licensee in object form and Licensor will grant Licensee a non-exclusive, non-transferable license to use it subject to the same terms that are set out elsewhere in this Agreement.

16. TERMINATION

Licensor shall have the right to terminate this License if Licensee fails to perform any obligation required of Licensee under this Agreement and Licensee does not fix any such breach within 60 days or if Licensee becomes bankrupt or insolvent. Licensee shall have the right to immediately terminate this License if Licensor fails to perform any obligation required of Licensor under this Agreement or if Licensor becomes bankrupt or insolvent. This License Agreement takes effect upon Licensee’s use of the software and effective until terminated. Licensee may terminate this Agreement at any time for whatever reasons by giving six months written notice to the Licensor and in such a case the Licensee must cease to use the Software and Documentation in its possession. Licensor may terminate this Agreement at any time for whatever reasons by giving six months written notice to the Licensee.

Upon termination of this License, Licensee shall return to Licensor or destroy the original and all copies of the Software except copies that are needed by applicable laws and regulations or corporate data keeping. Licensor shall have a reasonable opportunity to conduct an inspection of Licensee’s place of business in the presence of the officers of the Licensee, to assure compliance with this provision.

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17. WARRANTY

Licensor warrants that for a period of term of this contract and after delivery of the Software to Licensee:

A.	The Software will be delivered in electronic form, including files transferred or downloaded from the internet or on physical media, and will be free from defects in materials and workmanship under normal use; and,

B.	The Software will perform in substantial accordance with the RFP provided by Bank of Ceylon.

C.	The software when properly installed on the equipment will provide the facilities and functions as described in the Documentation.

18. LIMITED REMEDY

Licensor’s entire liability and Licensee’s exclusive remedy shall be:

The replacement of any CD-ROM(s) or other media not meeting the Warranty which is returned to Licensor due to damage will be replaced by the Licensor within 3 days.

IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OR THE INABILITY TO USE THE SOFTWARE (EVEN IF LICENSOR OR AN AUTHORIZED DEALER OR DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY).

LICENSOR ACCEPTS LIABLITY FOR ANY DAMAGES CAUSED BY THE NEGLIGENCE OF THE LICENSOR AND ITS EMPLOYEES, ONLY TO THE EXTENT OF THE VALUE OF THE APPLICATION SOFTWARE FEES.

IN NO EVENT WILL LICENSEE BE LIABLE TO LICENSOR FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT OR USE OF THE SOFTWARE (EVEN IF LICENSEE OR AN AUTHORIZED DEALER, DISTRIBUTOR OR REPRESENTATIVE OF THE LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

19. TITLE TO SOFTWARE

Licensor retains title to and ownership of the Software and all enhancements, modifications and updates made by Licensor on the Software.

20. CONFIDENTIALITY

Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential, financial or business information of the other party which it learns during the course of its performance of this Agreement, without the prior written consent of such other party. This obligation shall survive even after, the cancellation or other termination of this Agreement.

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The Software contains trade secrets and proprietary know-how that belong to the Licensor and it is being made available to the Licensee in strict confidence.

HAVING DUE REGARDS TO THE PREVAILING COPYRIGHT LAWS, ANY USE OR DISCLOSURE OF THE SOFTWARE, OR OF ITS ALGORITHMS, PROTOCALS OR INTERFACES, OTHER THAN IN STRICT ACCORDANCE WITH THIS LICENSE AGREEMENT, MAY BE ACTIONABLE AS A VIOLATION OF OUR TRADE SECRET RIGHTS. Exception to this, is if the disclosure is mandated by law or for the requirements of the investigation agency, the tax agency, auditing or for credit units to assess the authenticity of the software.

21. PUBLICITY

Licensor shall not refer to the existence of this Agreement in any press release, advertising or materials distributed to prospective customers, without the prior written consent of Licensee and vice versa.

22. LICENSOR’S PROPRIETARY NOTICES

Licensee agrees that any copies of the Software or Documentation which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor and, except as expressly authorized herein, Licensee shall not distribute same to any third party without Licensor’s prior written consent.

23. ASSIGNMENT

Licensee may assign this Agreement to any subsidiary or affiliate under its control, or as part of the sale of that part of its business which includes the Hardware or any substantial portion of its data processing facilities, or pursuant to any merger, consolidation or other reorganization, without Licensor’s consent, upon notice to Licensor. Licensor shall not assign this Agreement without Licensee’s prior written consent, which shall not be unreasonably withheld. An assignee of either party, if authorized hereunder, shall have all of the rights and obligations of the assigning party set forth in this Agreement.

24. INDEMNITY

Licensor agrees to indemnify and hold harmless Licensee and its subsidiaries or affiliates under its control, and their directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any claim that Licensee’s use or possession of the Software or Documentation, or the license granted hereunder, infringes or violates the copyright, trade secret or other proprietary right of any third party. Licensor shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that Licensee gives Licensor prompt notice of any such claim of which it learns. No settlement which prevents Licensee from continuing to use the Software as provided herein shall be made without Licensee’s prior written consent. In all events, Licensee shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing.

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25. DISPUTE RESOLUTION

In the event of a dispute between the parties concerning any aspect of this Agreement the parties shall meet in good faith to resolve the dispute.

In the event of the dispute is not resolved within fifteen (15) days from the first meeting of the Parties as set out above, any dispute arising out of or in connection with the terms and conditions herein, or the breach, termination or invalidity thereof, either Party may refer the dispute to the Arbitration in Sri Lanka in accordance with the Arbitration Act No. 11 of 1995 of Sri Lanka.

The Parties hereby agree to keep confidential any proceedings brought under the provisions herein. Such confidentiality shall extend to any agreement reached between the Parties for the settlement of any dispute or any Arbitral findings.

26. ATTORNEY FEES

If any legal action is necessary to enforce this License, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which it may be entitled after a final judgment is rendered.

27. LIMITED LIABILITY

Unless otherwise expressly stated herein, Licensor shall not be liable to Licensee for any consequential damages arising out of Licensor’s breach of this Agreement.

Unless otherwise expressly stated herein, Licensee shall not be liable to Licensor for any consequential damages arising out of Licensee’s breach of this Agreement.

28. NOTICE

All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party.

Licensor

Ms. Eresha Kumburulanda,

Manager Legal,

Duo Software (Pvt) Ltd.

No. 403, Galle Road,

Colombo 3,

Sri Lanka.

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Licensee

Mr. Rohan Peiris,

Head of IT,

Bank of Ceylon,

No. 04, Bank of Ceylon Mw,

Colombo 01,

Sri Lanka.

29. GOVERNING LAW

This Agreement shall be governed by and construed under the laws of Sri Lanka.

30. SEVERABILITY

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

31. NO WAIVER

The failure by any party to exercise any right provided for herein shall not be deemed a waiver of any right hereunder.

32. FORCE MAJEURE

Should any contingencies arises which prevent the complete or partial fulfillment by either of the parties of their respective obligations under this contract, namely Fire, Acts of God, prohibition of export, arrest and restrain of Rules, Government or any other causes beyond the parties control, the time stipulated for fulfillment of the obligations shall be extended for a period equal to that during which such contingencies will remain in force with a maximum of thirty (30) days.

If a force major situation arises, the parties to this Agreement shall notify in writing within fourteen (14) days with evidence showing the force major.

33. COMPLETE AGREEMENT

This Agreement sets forth the entire understanding of the parties as to its subject matter and may not be modified except in writing executed by both parties.

This contract comes into effect as of the date of signing.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

Licensor	Licensee

/s/ MUHUNTHAN. C	/s/ W.A. NALINI
Authorized Signature	Authorized Signature

MUHUNTHAN. C (CEO)	W.A. NALINI (GENERAL MANAGER)
Print Name and Title	Print Name and Title

/s/ JENNIFER PERERA	/s/ M.K. NANDASIRI
Authorized Signature	Authorized Signature

JENNIFER PERERA - CFO	M.K. NANDASIRI (DGM-SS)
Print Name and Title	Print Name and Title

/s/ ROHAN PEIRIS
Authorized Signature

ROHAN PEIRIS (HEAD OF IT)
Print Name and Title

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SCHEDULE A

COMPUTER PROGRAMS AND DOCUMENTATION

DuoContact Ver 3.2

DuoContact Agents Console

DuoContact Supervisor Console

DuoContact Back Office Agent Console

DuoContact Live Call Server Application

DuoContact Redundant Call Server Application

DuoContact Database Application

DuoContact Back up/Redundant DB Application

DuoContact Application Server

Documentation

●	System functional specifications, including all relevant applications and modules

●	System administration guide

●	System operation guide

●	Installation guide

●	System user guide (focusing and highlighting system functionality)

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SCHEDULE B

LICENSING

Agents Licenses -	30

Supervisor Licenses -	04

Back Office Agent licenses -	10

Live Call Server License-	01

Redundant Call Server License-	01

Database Server License-	01

Back up/Redundant DB Server License-	01

Application Server License-	01

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

SCHEDULE C

PAYMENT SCHEDULE

No	Item Description	Rs.	Remarks (No of servers/License/Units/Limitations etc.)	Tax type and %

1.0	Hardware
1.1	Servers
1.1.1	Call Server	1,265,000.00	02 servers with 1:1 Redundancy	VAT as applicable
1.1.2	Database	805,000.00	01 server	VAT as applicable
1.1.3	Web Application	632,500.00	01 server	VAT as applicable
1.4	Redundant Server	805,000.00	01 server for Database and Web Apps server Redundancy	VAT as applicable
1.2	Dialogic Cards and Software Licenses	1,840,000.00	02 Dialogic Cards and Software Licenses	VAT as applicable
1.3	Headsets	93,150.00	30 units	VAT as applicable

2.0
2.1	Software
2.1.2	Application Software	4,400,000.00	Please refer Annexure E - BOM for further information	VAT as applicable

4.0	Interfacing Cost	172,500.00	For the given requirement

5.0	Training Cost
5.1	Users	Waived Off	60 Agents
5.2	Administrators	Waived Off	01 Supervisor
5.4	Supervisors	Waived Off	01 Administrator

6.0	Other Cost

	Total Cost of Solution	10,013,150.00		VAT as applicable

7.0	Annual Maintenance
7.1	Year-2
7.1.1	Hardware	386,630.00		VAT as applicable
7.1.2	Application Software	880,000.00		VAT as applicable
7.1.3	Interfacing Cost	34,500.00		VAT as applicable

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	Total Annual Maintenance Cost	1,301,130.00		VAT as applicable

7.2	Year-3
7.2.1	Hardware	386,630.00		VAT as applicable
7.2.2	Application Software	880,000.00		VAT as applicable
7.2.3	Interfacing Cost	34,500.00		VAT as applicable
	Total Annual Maintenance Cost	1,301,130.00		VAT as applicable

7.3	Year-4
7.3.1	Hardware	386,630.00		VAT as applicable
7.3.2	Application Software	880,000.00		VAT as applicable
7.3.3	Interfacing Cost	34,500.00		VAT as applicable
7.3.4	Total Annual Maintenance Cost	1,301,130.00		VAT as applicable

7.4	Year-5
7.4.1	Hardware	386,630.00		VAT as applicable
7.4.2	Application Software	880,000.00		VAT as applicable
7.4.3	Interfacing Cost	34,500.00		VAT as applicable
7.4.4	Total Annual Maintenance Cost	1,301,130.00		VAT as applicable

8.0	Additional License
8.1	Agents
8.1.2	Voice	112,412.50	Per Agent Console License - Voice only	VAT as applicable
8.1.3	Multimedia	178,537.50	Per Agent Console License - Multimedia	VAT as applicable
8.2	Supervisors
8.2.1	Voice	165,312.50	Per Supervisor Console License - Voice only	VAT as applicable
8.2.2	Multimedia	204,987.50	Per Supervisor Console License - Multimedia	VAT as applicable
8.3	Work Action Back office Agents	23,143.75	Per Agent License	VAT as applicable
8.4	Work Action For Agents	23,143.75	Per Agent License	VAT as applicable

9.0	CR Development Cost	5,175.00	Per Hour

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

Payment Terms

(a)	30% on award of contract

(b)	30% on completion of delivery, installation and training followed by UAT signing.

(c)	25% on commencement of live operation of all the proposed modules.

(d)	15% on completion of warranty.

Annual Maintenance Fee

Annual Maintenance fee shall be 20% of the solution price and will be calculated excluding hardware and headsets prices.

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

SCHEDULE D

HARDWARE. PROGRAMMING LANGUAGE AND OPERATING SYSTEM

Table 1

Processor	X3330 2.66 GHz	E 5540 2.53 GHz	E 5540 2.53GHz

Number of processors	1	1	1

Memory	4 GB + Expandable	8 GB + Expandable	16 GB + Expandable

Hard Disk	250 x 4 SATA II	250 x 2 SATA II	300 x 6 SAS 15k RPM Hot Plug

Storage Controller	Smart Array Controller with Battery Cache	Smart Array Controller with Battery Cache	Smart Array Controller with Battery Cache

Network	1 GbE x 4 Ports	1 GbE x 2 Ports	1 GbE x 2 Ports

Power Supply	With Redundant	With Redundant	With Redundant

Optical Drive	DVD RW ROM , SATA	DVD RW ROM , SATA	DVD RW ROM , SATA

Form Factor	Rack Mountable	Rack Mountable	Rack Mountable

Quantity	2	1	2

	Call Server	Application Server	Database Server

Note: Duo Software shall provide the above proposed hardware or equivalent or higher specifications as part of the solution

Table 2

Third Party Software	Description	Remarks

Operating System Server License	Windows 2008 Server Enterprise license

Database Server License	MS SQL Server 2008 license

Citrix Server	CITRIX XEN Server license (Five license pack)

Dialogic License	Dialogic SIP Licenses

Note: Above third party software shall be provided by Bank of Ceylon

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

Table 3

End Users Desktops	Recommended Hardware Specification

Standard Users	Intel® Centrino or above /512 MB RAM/60 GB

Web users	Compatible with Browser

Citrix Users	Compatible with Citrix Client

Note: Above third party software shall be provided by Bank of Ceylon

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

SCHEDULE E

SOFTWARE FEATURES SUMMARY

GENERAL

1.1	The deployment should be of multi contact types with

	1.1.1	Voice,

	1.1.2	E-mail.

	1.1.3	SMS

	1.1.4	Web-chat

	1.1.5	Fax.

	1.1.6	Snail Mail

	1.1.7	Skype (VOIP)

1.2	The proposed system should have a comprehensive Interactive Voice Response(IVR) system

	1.2.1	IVR solution should support language based routing as well as skill based routing

	1.2.2	IVR conditions can be changed as an when required by the supervisor or the administrator

	1.2.3	The IVR should come with an easy to use designer

	1.2.4	Any changes made to the IVR flow or change of voice clips should be apply while the system is currently in operations, restarting of server/application shouldn’t happen

	1.2.5	The IVR should enable to provide self-help services and send out SMSs by integrating with existing applications

	1.2.6	The IVR should be able to integrate with the existing banking system and be able to undertake pin verification perform transactions, provide account balances and other banking related activities

	1.2.7	The IVR should be able to accommodate personal IVR facility, where the customer’s CUD will be recognized and a personalized IVR will be played out for the caller rather than the standard IVR (MY IVR)

	1.2.8	Customer satisfaction surveys to be carried out by the IVR

ACD

1.3	The system should handle intelligent call distribution

	1.3.1	Apart from language based routing the system should handle skill based routing i.e. depending on the call, it will be routed to most appropriate agent.

	1.3.2	The system should possess a multifunctional and flexible call queuing system

	1.3.3	Parameters should be able to change to accommodate the number of calls and the customizability of the queue to ensure customers are not held on for a long time

	1.3.4	The system should be able to accommodate conditional based routing i.e. identify priority customers and VIP customers and route them accordingly to the best possible agent or agent group and should be given priority on the queue.

	1.3.5	The longest waiting calls should be flagged on the queue, and options should be provided to drag the call manually and put it in front of the queue.

User Interface

1.4	The proposed solution should provide a soft client for the agents with CTI

	1.4.1	The agent interface should be user friendly and easy to navigate, preferably not having to switch between multiple screens.

	1.4.2	The user interface should indicate the IVR path the call took

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	1.4.3	The UI should have soft phone capabilities and in built CRM to ensure that agents have no need to swap between multiple desktop screens.

	1.4.4	Each agent’s productivity should be indicated in each individual interface to monitor their own performance.

	1.4.5	A comprehensive knowledge base facility where it will aid the contact center agents to have information at their fingertips

	1.4.6	The data in the knowledge base should be updated as when the bank requires, an easy to use interface should be available to update such information.

	1.4.7	The system should have conditional access to customer information i.e. authority levels can be set by the administrator to give rights to agents to view only certain screens

	1.4.8	Via CLID the UI should be able to automatically populate the callers information

	1.4.9	The Agent UI should be included with the application CRM, most frequently asked information should populate for the agent i.e. balance inquiries, last credit or debit in customer’ account etc.

1.5	The supervises should be provided with a separate UI to monitor, perform administrative task and generate management reports

	1.5.1	The ability to monitor the contact center real time Service level, Agent status, Etc...)

	1.5.2	Apart from real time data the system should provide historical reports and the facility to listen to all recorded calls

	1.5.3	Status updates of the logged agents and their productivity information should be available real time on the interface

	1.5.4	The supervisory interface should manage the contact center agents, from creating new agents to modifying existing agents

	1.5.5	The Supervisor module should allow supervisors to send notices directly to the desired agent, agent group or to the entire department using a notice board method

	1.5.6	The supervisor should be able to provide on demand support via the supervisor application when agents require assistants

	1.5.7	A line by line display off all connected calls should be available for the supervisor

	1.5.8	The supervisor should be able to barge into a call and to listen to a call where the agent or the customer will not feel any difference

	1.5.9	f assistance is requested by the agent the supervisor should be able to barge in to the call via the supervisor’s application and listen to the live call and provide assistance to the agent without the customer’s knowledge

	1.5.10	Can the supervisor application be used to undertake call coaching and performance evaluation for agents

	1.5.11	The system should provide a web based “dashboard’ type application that provides a “snapshot” view of the Call Centre operations. The dashboard must provide statistical and real-time data on waiting requests (based on request type, language type, agent performance, current & past average waiting time, exceptions etc.) and parameters relating to agent performance. It should be able to run multiple instances of the dashboard clients with appropriate access control restrictions.

CRM

1.6	A comprehensive call based CRM with a workflow driven module

	1.6.1	The CRM should be workflow based where interactions, complaints and actions are managed and routed to the relevant back office departments to look into

	1.6.2	The system should provide an easy way of monitoring customers inquiries, complaints, inquiries and have easy access to previous interactions

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BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

1.6.3	Customer interactions to be logged in an easy to retrieve method

1.6.4	The system should have the capability of predefining the interaction types which will allow the agents to easily log down calls

1.6.5	The CRM should provide a drill down to the predefined interaction types, and if required the bank should have the flexibility of creating templates to gather more information in creating logs

1.6.6

Customer interaction logging should be undertaken with a simple drop down method with pre-defined categories listed by the bank, these categories should also be able to change by the bank when required and should be applicable without any technical interference.

1.6.7	The application should be able to provide the agent with the flexibility of being proactive rather than reactive, customer information, product information and other details should be able to send out to customer via SMS,E-mail or the conventional mailing methods, while the agent is still online with the customer

1.6.8	Can the system accommodate free form as well pre-defined e-mail and letter templates.

1.6.9	The ability to update remarks on customer accounts, which will be displayed when called again

1.6.10	The system should contain a clear method of tracking complaints, inquiries and activities

1.6.11	Should support banking transactions via application and should not have to swap between existing applications

1.6.12	The agent UI should indicate previous interactions made by the customer when a call is made

1.6.13	The system should allow to attach prior complaints/inquiries to the current interaction

1.6.14	Interactions should have the feature to be assigned as a task to user or group and have an audit trail of creation as well as modification on all interactions saved

1.6.15	The CRM should allow agents to diaries work items accordingly i.e. in debt recoveries when customer agrees on a set date of repayment, the log should be diaries to a future date for follow up.

1.6.16	The ability to generate reports on interactions as an when required

1.6.17	The CRM should be able to integrate with the existing CRM and other banking systems

1.6.18	Should support banking transactions via application and should not have to swap between existing applications

1.6.19	Given the authority the CRM should allow the flexibility of changing the customer details when request are made from customers

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	1.6.20	An audit trail should be maintained to track all account activities i.e. accounts details access by agents, transactions made, letters viewed etc.

	1.6.21	Letters, faxes and any other correspondence should be available for the agents to view via a document viewer.

	1.6.22	The system should provide different ways of retrieving account details i.e. using national id number, first name, last name, DOB etc.

	1.6.23	Customer information added and updated should be done cased on the user authorization levels

Outbound Dialing.

1.7	The system should provide an outbound dialing module with the ability create campaigns

	1.7.1	A user interface which allows to create and manage campaigns

	1.7.2	The updating of campaign details should done using excel sheets

	1.7.3	The system should accommodate SMS and E-mail campaigns as well

	1.7.4	Conditional dialing should be undertaken i.e. the dialer should identify answering machines, busy numbers, numbers which are disconnected etc.

	1.7.5	The campaign user interface show: indicate real time information on an ongoing campaign

	1.7.6	Reporting based on successful calls dropped calls; calls that could not be connected etc. should be available for the Dank to retrieve as and when required.

	1.7.7	The outbound dialer should be able to accommodate IVR based dial outs, IVR + Agent based dial outs. The flexibility should be given to the bank undertake the required campaigns.

Connectivity.

1.8	The system should be able to function at multiple sites

	1.8.1	The system should support all the sites as a single virtual call center

	1.8.2	The system should support consolidated historical reporting across all sites and all contact types

	1.8.3	The system should support connectivity undertake operation outside the country, international bank connectivity

	1.8.4	The system should support call routing between sites

	1.8.5	The administrator should access the multiple sites from any point on the network

	1.8.6	The system should support connectivity for BOC international numbers i.e. Italy, UK and United State of America etc.

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	1.8.7	Skype connectivity should be available in the system

1.9	The proposal should be based on latest technologies on Contact Center. Please provide all the technologies used and the architecture

1.10	The proposed system should have the feature to call back customers automatically

	1.10.1	If customer prefers to talk to the call center on his convenient time rather than waiting on the queue

	1.10.2	Abandoned calls should be listed on high priority and should be call back immediately

	1.10.3	System should have option to select desired date and/or time of callback by the customer.

	1.10.4	The system should have possibility of giving priority to such calls

1.11	Security Requirements

	1.11.1	System should facilitate to create at least 3 user levels except system administrator.

	1.11.2	System should cater at least 20 concurrent users.

	1.11.3	System should not allow the users to log into the system from more than one terminal simultaneously.

	1.11.4	Creation/ deletion/ updating of agent accounts should be done with dual authority.

	1.11.5	Changing the IVR conditions and sound clips should be done with dual authority.

	1.11.6	The voice data transferred through the Internet should be encrypted.

	1.11.7	The data of CRM application should be properly protected with a suitable mechanism.

	1.11.8	Uploading and updating the content of the knowledgebase should be done with dual authority.

	1.11.9	The activities should be logged with the time stamp, user ID and terminal ID.

	1.11.10	Users should be enforced to change their passwords at the first log in attempt.

	1.11.11	Length of password should be of minimum 6 characters with alpha and numeric combinations.

	1.11.12	The system should facilitate monitoring the telephone trunks and alert if a trunk is inactive or busy.

	1.11.13	System should identify any exceptional events where the calls do not reach the interaction centre and generate reports.

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1.11.14	System should identify all the exceptional events where the incoming calls being dropped once the call enters the VR and generate exceptional reports in this regard

1.11.15	Changing the call routing settings should be performed with dual authority.

1.11.16	Access to the reports should be restricted only to the authorized user profiles.

1.11.17	The reports should be preserved in the system at least for 2 days.

1.11.18	The calls should be automatically recorded and should be maintained for a predefined number of days. System should facilitate backing up the can records by authorized users.

1.11.19	Emails and history of chat sessions should be preserved a predefined number of days for later analysis. The records should be available separately even if the user deletes the history/ e-mails from his mail box. System should support backing up these reports by a- authorized user.

1.11.20

The system should support alarming the administrators if s customer request is being ignored for a considerable period of time either by system error by chancing the priority manually.

Exceptional reports should be generated for instances.

1.11.21	Exceptional reports should be generated to indicate the instances where calls/ chats are held over by the user rather than by the customer.

1.11.22	Exceptional reports should be generated for the e-mails sent by the customers for which the replies have not been sent within 24 hours.

1.11.23

System should validate the customer profiles creation in the CRM by validating the unique fields such as ID number etc. in order to ensure that two profiles are not created for the same customer.

Furthermore system should flag potential duplicated profiles.

1.11.24

System should allow only the authorized users to create customer profiles.

System should validate all possible fields when creating customer profiles (i.e.: A telephone number should have 10 digits and should not contain alphabetical characters.)

1.11.25	Changing and deleting customer profiles should be done with dual authority. Reports should be generated for such instances.

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	1.11.26	No user including the administrator should be able to delete the logs or reports or change the content of logs or reports.

	1.11.27	System should include web forms and email requests also as customer service history along with call history.

	1.11.28	System should ensure that requests are properly closed after being serviced such that no other agent tries to cater it.

	1.11.29	System should monitor for requests that are open for abnormal time span and alert the administrators. Exceptional reports should be generated for such instances.

	1.11.30	System should be able to identify unusual request patterns (i.e.: Frequent requests made by the same source) and alert the administrators and generate exceptional reports.

	1.11.31	System should enable to give customer feedback and record it against the respective agent. System should allow the authorized users to generate reports on those details.

1.11.32

System should schedule automatic dialing back to the customers for whom a busy tone or no answer tone is sent. System should properly monitor the schedule to ensure that no two calls are automatically generated once the request is catered.

System should generate reports for such events.

Quantities required

1.11	30 IP based Agent Applications

1.12	30 PSTN based Agent Applications

1.13	Recording capability for 30 Agents

1.14	5 way conference facility

1.15	30 channels for the client access

1.16	4 Supervisory Applications

1.17	1 Administrator Application

1.18	Hold music for all 30 agents

1.19	4 E mail clients

1.20	30 SMS clients

1.21	Outbound Dialing facility for 30 Agents

1.22	4 Supervisor applications with the ability to intrude calls

1.23	The ability to integrate the 30 agents to existing banking applications (Refer Current IT Setup -Core Banking, Credit Cards, Trade Finance, Inward Remittances etc...)

1.24	10 back office agents

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

2.General Requirements

2.1

Bidder MUST state the structure of the bidder’s Project Team that is proposed for the project. Bidder MUST obtain prior written approval from the Purchaser if bidder replaces the proposed key personnel with new personnel during the life cycle of the project New personnel must have same or more qualifications and experience as those who were being replaced.

2.2	The Bidder must prepare a Preliminary Project Plan describing, among other things, the methods and human and material resources that the Bidder proposes to employ in the design, management, coordination, and execution of all its responsibilities, if awarded the Contract, as well as the estimated duration and completion date for each major activity.

2.3	The bidder should provide a project implementation plan with the following details to satisfactorily justify the bidder’s capability in completing the project as per requirements of the Purchaser.

●	Project Organization and Management Plan;

●	Delivery and Installation Plan

●	Training Plan

●	Pre-commissioning and Operational Acceptance Testing Plan

●	Warranty Service Plan

●	Post-Warranty Maintenance Plan

●	Technical Support Plan

Any other items specified in the Preliminary Project Plan.

2.4	Unless specifically stated in respective technical requirements, all active components offered provided under this tender this tender must be covered by a comprehensive on-site warranty for a period of three years from the date of live operations of all modules / components followed by an additional period of two years on-site post-warranty period starting from the last date of the warranty period.

2.5	Unless specifically stated in respective technical requirements, all passive components (inclusive of fixtures / furniture) offered provided under this tender this tender must be covered by a comprehensive on-site warranty for a period of 5 years from the date of acceptance

2.6	Language Support: All information technologies MUST provide support for English as well as local languages (Sinhala and Tamil) wherever applicable. In addition to the English language, the application MUST be compliant with the following standards for Sinhala and Tamil.

●	Sinhala - SLS 1134: 2004: Parts 1 and 2 thereof.

●	Tamil - MUST support Unicode.

2.7	DATES: All information technologies MUST properly display, calculate, and transmit date data, including, but not restricted to 21st-century date data. System MUST be compliant with ISO 8601 Standard with regards to date / time.

2.8

Electrical Power: All active (powered) equipment MUST be able operate without damage, failure or interruption of service at voltage range and frequency range of 230V +/-15%, 50Hz +/- 3Hz. All active equipment must include power plugs (with proper ground terminal) standard in Sri Lanka.

2.9	Environmental: Unless otherwise specified, all equipment MUST operate in environments of 15-34 degrees centigrade of temperature, 40 -85 percent of relative humidity and 0-40 grams per cubic meter of dust.

2.10	Safety:

●	Unless otherwise specified, all equipment MUST operate at noise levels no greater than 55 decibels at 1 m.

●	All electronic equipment that emits electromagnetic energy MUST be certified as meeting US FCC class B or EN 55022 and EN 50082-1 or equivalent, emission standards.

2.11	Software Licenses: All software should be loyalty free and licensed to the Bank of Ceylon, Democratic Socialist Republic of Sri Lanka on a perpetual basis and should be valid for use within all sites of the purchaser. All custom build Software License should not be restricted on a user or seat basis.

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2.12

The Following policy for Intellectual Property Rights ownership would determine Purchasers and Supplier’s rights and obligations (i.e. except standard software).

The Purchaser shall have the sole Intellectual Property Rights ownership to the Custom Software or elements thereof, including customizations specific to the Purchaser.

2.13	Supplier is required enter into a separate Non-disclosure Agreement regarding the use and disclose of information which the Supplier may gather during the performance of this contract.

2.14	User Training: Bidder MUST provide User Training for the users of the Purchaser on following areas at a minimum, before the commencement of operations. Bidder may propose any other User Training modules in addition to what is stated below.

●	Application specific training

●	System operation training

●	User administration and management training

●	System maintenance training

Technical Training: Bidder MUST provide Technical Training for the IT staff of the Purchaser on following areas at a minimum, before the commencement of operations. Bidder may propose any other Technical Training modules in addition to what is stated below.

●	Application Administration

●	Backup and Restore Administration

●	Help Desk Management

●	Development Tools (i.e. Report Writer) Management (if any)

Bidder MUST provide a comprehensive Training Plan which identifies, at a minimum, the following. Bidder may include any other areas in addition to what is stated below:

●	Training Methodology

●	Training concepts such as ‘train the trainer’

●	How the Bidder intends to evaluate the success of the training

2.15	End User documents: Complete and up to date End- User documents MUST be provided in following formats / mediums:

●	One (1) paper based copy per site / location

●	One (1) copy in ’.pdf format on CD / DVD

●	One (1) copy as an editable document (in ’.DOC’ or ‘ODF format) on CD / DVD

End User documents MUST be in English. The documents MUST be concise, unambiguous, clear, concise, explicit, and use good, simple language.

End User documents MUST adequately describe all the functionalities operations of the application and illustrate those through pictorial, graphical, screenshots presentation where required.

End User documents MUST have comprehensive indexes to facilitate quick reference.

Final versions of the End User documents MUST be available to the users prior to the commencement of User training of the system.

Any subsequent changes in the system MUST be reflected in the End User documents. End User documents must be delivered as new version releases when incorporating subsequent system changes to the documents. Bidder must provide new version releases as an editable document on CD / DVD.

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2.16	Training Documents: Complete and up to date Training documents MUST be provided in following formats / mediums:

●	One (1) paper based copy per site

●	One (1) copy in’.pdf format on CD / DVD

●	One (1) copy as an editable document (in ‘.doc’ or ‘ODF’ format)on CD/DVD

Training documents MUST be in English. The documents MUST be concise, unambiguous, clear, concise, explicit, and use good, simple language.

Training documents MUST adequately describe relevant details through pictorial, graphical, screenshots presentation where applicable.

Training documents MUST have comprehensive indexes to facilitate quick reference.

Final versions of the Training documents MUST be available to the users prior to the commencement of general training of the users.

Any subsequent significant changes in the system MUST be reflected in the Training documents. Training documents must be delivered as new version releases when incorporating such system changes to the documents.

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END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND BANK OF CEYLON

SCHEDULE F

DOCUMENTATION

●	System functional specifications, including all relevant applications and modules

●	System administration guide

●	System operation guide

●	Installation guide

●	System user guide (focusing and highlighting system functionality)

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